EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Amendment No. 1) of our report dated May 17, 2003 relating to the audited financial statements of Technology Acquisition Corporation, which appears in Technology Acquisition Corporation's Annual Report on Form 10-KSB for the year ended March 31, 2003, filed with the Securities and Exchange Commission, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Clancy and Co., P.L.L.C.

Phoenix, Arizona
June 29, 2004


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